Exhibit 10.19

Agricultural Technology Cooperation Agreement

          Party A:   Jinzhong Deyu Agriculture Trading Co., Ltd.
          Party B:   Millet Research Institute, Shanxi Academy of Agricultural Science

          This AGRICULTURAL TECHNOLOGY COOPERATION AGREEMENT (“Agreement”) is entered into this October 2007 by and between Jinzhong Deyu Agriculture Trading Co., Ltd. (“Party A”) and Millet Research Institute, Shanxi Academy of Agricultural Science (“Party B”).

WITNESSETH

          WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the agricultural technology cooperation between Party A and Party B;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

          Purpose

          To promote the industrialization of agricultural technologies by combining Party A’s extensive marketing resource advantages with Party B’s strong scientific development capacities.

          Scope of Cooperation

          1.  Species improvement;
          2.  Green Planting Technology.

          Method and Conditions

          1.  Party A shall further explore and develop market potentials and gradually build a nationwide sales network based on its current sales network and social resources;
          2.  Party A shall collect and participate in corporate scientific research and development projects;
          3.  Party B shall utilize its strong technology development capacities to participate in projects newly received by Party A or jointly confirmed to be participated in by both parties; and
          4.  Party B shall cooperate with and provide technology consultation and support to Party B in the process of business expansion.

          Rights and Duties

          1.  Mutually planned and developed projects shall be jointly owned by both parties;
          2.  Projects unilaterally undertaken by Party B shall be owned by Party B;
          3.  Neither party shall intervene with the other’s internal corporate governance; and
          4.  Both parties shall communicate with each other in a timely manner on any recent development for the purposes of mutual improvement.

          Ownership of Jointly Developed Projects

          1.  If one party intends to transfer its joint patent rights, the other shall have priority in receiving it;
          2.  If one party unilaterally discontinues the patent application for a joint invention, the other party may continue on its own;
          3.  If a patent is granted after one party abandons the application, the abandoning party shall nonetheless be granted a free and irrevocable right to license the patent;
          4.  If one party does not intend to apply for a patent, the other party shall not do so; and
          5.  Under special circumstances, both parties may stipulate the percentage of ownership and patent application rights for joint technical achievements by contract.

          Confidentiality Provision

          1.  Both parties shall keep in strict confidence of all materials, technologies and project design plans received from the other party, and shall utilize those information only within the scope of the cooperation;
          2. All the senior officers and R&D team members of each party shall sign confidentiality agreements with the other promising not to disclose such information to any third parties;
          3.  Confidential information includes, but is not limited to, all project-related information and materials provided by both parties, such as capital operating plans, financial intelligence, client lists, operating strategies, project designs, capital financings, technical data and project business plans, etc.; and
          4.  All direct, indirect, oral or written communication of confidential information in any form without the written consent of both parties constitutes violation of the confidentiality obligation.

          Miscellaneous

          1.  In the event a dispute arises between the parties related to this Agreement, it is hereby agreed that the dispute shall be resolved through negotiation. If the dispute can not be resolved through negotiation, the parties can resort to a binding arbitration commission to resolve this dispute;
          2.  The parties may enter into supplemental agreements to address any additional issue not covered by this Agreement. Such supplemental agreement shall have equal binding effect with this Agreement;
          3.  This Agreement is executed in two (2) copies with each party holding one copy;

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first above written upon the signature and seals by both parties.

Party A:   Jinzhong Deyu Agriculture Trading Co., Ltd.
         By:  /s/ Junde Zhang
                 Junde Zhang

Party B:   Millet Research Institute, Shanxi Academy of Agricultural Science
        By:   /s/ Jiezhi Wang
                 Jiezhi Wang